Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Philip Morris International Inc. of our report dated February 7, 2019 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in the Philip Morris International Inc. Annual Report to Shareholders on Form 10-K for the year ended December 31, 2018.

/s/ PRICEWATERHOUSECOOPERS SA
PricewaterhouseCoopers SA

/s/ CHAD MUELLER	/s/ DR. MICHAEL ABRESCH
Chad Mueller	Dr. Michael Abresch

Lausanne, Switzerland
February 11, 2019